UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2019

HIGH DESERT HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-212527	46-3493034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

865 Tahoe Boulevard, Suite 302 Incline Village, Nevada 89451	89451
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code - (775) 298-2856

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

The registrant’s Board of Directors approved the appointment of Sadler, Gibb & Associates LLC (“Sadler Gibb”) as the registrant’s independent registered public accounting firm effective May 10, 2019.

During the years ended December 31, 2018 and 2017 and the subsequent interim period through May 10, 2019, none of the registrant or anyone on its behalf consulted Sadler Gibb regarding either:

•	the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the registrant’s consolidated financial statements in connection with which either a written report or oral advice was provided to the registrant that Sadler Gibb concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

•	any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized as of May 14, 2019.

HIGH DESERT HOLDING CORP.

By:	/s/ Mark A. Kersey
Mark A. Kersey
Chief Executive Officer

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